Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-127961) of Atlas Pipeline Partners, L.P. and in the related Prospectus of our report dated October 31, 2005, with respect to the consolidated financial statements of Enogex Arkansas Pipeline Corporation at December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004 included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

November 18, 2005